Form S8As filed with the Securities and Exchange Commission on November 4, 1997
                                                 Registration No. 333-__________
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                             --------------------

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                             --------------------

                         RATIONAL SOFTWARE CORPORATION
                         (FORMERLY VERDIX CORPORATION)
            (Exact name of registrant as specified in its charter)

         DELAWARE                                             54-1217099
----------------------------                               ----------------
  (State of incorporation)                                   (IRS Employer
                                                          Identification No.)

                             18880 Homestead Road
                          Cupertino, California 95014
                   (Address of principal executive offices)
                            -----------------------

                         Rational Software Corporation
                       1994 Employee Stock Purchase Plan
                           (Full Title of the Plan)
                            ----------------------

                                ROBERT T. BOND
                SENIOR VICE PRESIDENT, CHIEF OPERATING OFFICER
                     CHIEF FINANCIAL OFFICER AND SECRETARY
                         RATIONAL SOFTWARE CORPORATION
                             18880 HOMESTEAD ROAD
                          CUPERTINO, CALIFORNIA 95014
                    (Name and address of agent for service)

                                (408) 863-9900
         (Telephone number, including area code, of agent for service)
                           ------------------------

                                  Copies to:
                           GAIL CLAYTON HUSICK, ESQ.
                       WILSON SONSINI GOODRICH & ROSATI
                           Professional Corporation
                              650 Page Mill Road
                       Palo Alto, California 94304-1050

================================================================================

                     CALCULATION OF REGISTRATION STATEMENT

================================================================================
                                                  Proposed
                                                  Maximum         Amount of
  Title of            Amount       Proposed       Aggregate     Registration
Securities to          to be       Maximum        Price Per        Fee(2)
be Registered       Registered     Offering       Share(1)     Offering Price
--------------------------------------------------------------------------------

Common Stock,
$0.01 par value:     1,000,000      $7.28         $7,280,000     $2,207.00
                     ---------      -----         ----------     ---------


(1) The proposed maximum offering price per share was estimated pursuant to Rule 457(c) and 457(h) under the Securities Act. The Proposed Maximum Offering Price Per Share was determined by reference to 85% of the average of the high and the low prices reported in The Nasdaq Stock Market on October 29, 1997, which average was $8.56
(2)     Rounded up to the nearest dollar.

        This Registration Statement on Form S-8 is being filed in order to register 1,000,000 additional shares which have been reserved for the Rational Software Corporation 1994 Employee Stock Purchase Plan. The Registration Statement on Form S-8 (File No. 33-85906) as amended, filed with the Commission.


                               INDEX TO EXHIBITS


Exhibit
Number                                            Description
-------                 ----------------------------------------------------------------------
  5.1                   Opinion of Wilson Sonsini Goodrich & Rosati as to legality of securities being registered.

 23.1                   Consent of Ernst & Young LLP, Independent Auditors.

 23.2                   Consent of Counsel (contained in Exhibit 5.1).

 24.1                   Power of Attorney (contained on page II-1).

----------------------------

                                  SIGNATURES


   Pursuant to the requirements of Section 13 or 15(d) of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cupertino, State of California, on November 4, 1997.


                                     RATIONAL SOFTWARE CORPORATION


                                     By: /s/ Robert T. Bond
                                         -------------------------
                                     Robert T. Bond, Chief Operating Officer,
                                     Chief Financial Officer and Secretary

                               POWER OF ATTORNEY
                               -----------------


     KNOW ALL THESE PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Paul D. Levy and Robert T. Bond and each of them, jointly and severally, his attorneys-in-fact, each with full power of substitution, for him in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8 and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each said attorneys-in-fact or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:



        SIGNATURE                     TITLE                              DATE
        ---------                     -----                              ----

/s/ Michael T. Devlin        President and Director                 November 4, 1997
---------------------------
(Michael T. Devlin)

/s/Paul D. Levy              Chairman of the Board and Chief        November 4, 1997
---------------------------  Executive Officer
(Paul D. Levy)

/s/ Robert T. Bond           Senior Vice President Chief            November 4, 1997
---------------------------  Operating
(Robert T. Bond)             Officer, Chief Financial Officer

/s/ James S. Campbell        Director                               November 4, 1997
---------------------------
(James S. Campbell)

/s/ Daniel S. Case III       Director                               November 4, 1997
---------------------------
(Daniel S. Case III)

/s/ Leslie G. Denend         Director                               November 4, 1997
---------------------------
(Leslie G. Denend)

/s/ John E. Montague         Director                               November 4, 1997
---------------------------
(John E. Montague)

/s/ Allison R. Schleicher    Director                               November 4, 1997
---------------------------
(Allison R. Schleicher)

/s/ Timothy A. Brennan       Vice President, Finance and            November 4, 1997
---------------------------  Administration (Principal Accounting
(Timothy A. Brennan)         Officer)


                                     II-3